EXHIBIT 99.3

FORM 4 JOINT FILER INFORMATION

Name:      William W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Unitrin, Inc. (UTR)

Date of Earliest Transaction Required

 to be Reported    November 22, 2004

11/24/04 12:51 PM  Draft

11/24/04 12:51 PM  Draft